Exhibit 99.1
OpenText Reports Fourth Quarter and Fiscal Year 2022 Financial Results
Record Total Revenues, Annual Cloud Revenues and Annual Recurring Revenues
Fiscal 2022 Annual Highlights Y/Y

Total Revenues (in millions)		Annual Recurring Revenues (in millions)		Cloud Revenues (in millions)
Reported	Constant Currency	Reported	Constant Currency	Reported	Constant Currency
$3,494	$3,533	$2,866	$2,892	$1,535	$1,545
+3.2%	+4.3%	+4.5%	+5.5%	+9.1%	+9.8%
Annual Recurring Revenues represent 82% of Total Revenues

•Record Total revenues of $3.5 billion up 3.2% Y/Y or up 4.3% Y/Y in constant currency
•Record Annual recurring revenues of $2.9 billion, up 4.5% Y/Y or up 5.5% Y/Y in constant currency
•Record Cloud revenues of $1.5 billion up 9.1% Y/Y or up 9.8% in constant currency, becomes our largest revenue contributor
•Record FY’22 Enterprise cloud bookings(1) of $466 million
•Operating cash flows were $982 million and free cash flows(1) were $889 million, up 9.4% Y/Y
•GAAP-based net income of $397 million, up 27.8% Y/Y, margin of 11.4%, up 220 basis points Y/Y
•Adjusted EBITDA(1) of $1.3 billion, margin of 36.2% while making key investments in cloud, edge and security
•Record capital returns of $415 million via dividends and share repurchases
•GAAP-based diluted earnings per share (EPS) of $1.46, Non-GAAP diluted EPS of $3.22
•Quarterly cash dividend increased by 10%
Fiscal 2022 Fourth Quarter Highlights

Total Revenues (in millions)		Annual Recurring Revenues (in millions)		Cloud Revenues (in millions)
Reported	Constant Currency	Reported	Constant Currency	Reported	Constant Currency
$902	$935	$740	$762	$412	$420
+1.0%	+4.7%	+6.6%	+9.8%	+14.3%	+16.6%
Annual Recurring Revenues represent 82% of Total Revenues

•Total revenues of $902 million, up 1.0% Y/Y or up 4.7% in constant currency
•Annual recurring revenues of $740 million, up 6.6% Y/Y or up 9.8% in constant currency
•Cloud revenues of $412 million, up 14.3% Y/Y or up 16.6% in constant currency
•Operating cash flows were $252 million and free cash flows(1) were $214 million
•GAAP-based net income of $102 million, down 43.6% Y/Y, margin of 11.3%, down 900 basis points Y/Y
•Adjusted EBITDA(2) of $314 million, margin of 34.8%
•GAAP-based diluted earnings per share (EPS) of $0.38, Non-GAAP diluted EPS(1) of $0.80
•During the quarter, the Company repurchased and cancelled 1.0 million shares for $41 million under our share repurchase plans

Waterloo, ON, August 4, 2022 - Open Text Corporation (NASDAQ: OTEX), (TSX: OTEX), today announced its financial results for the fourth quarter and year ended June 30, 2022.

“Our strong fourth quarter and year-end results reflect customers’ accelerating journey to the OpenText Cloud,” said Mark J. Barrenechea, OpenText CEO & CTO. “In Fiscal 2022, OpenText delivered a record $3.5 billion of total revenues, led by record cloud revenues and cloud bookings. Fiscal 2022 annual recurring revenues reached record $2.9 billion, representing 82% of total revenues.”

“OpenText is more relevant than ever before as we help customers build and own their digital fabrics to transform their organizations and do more with less,” added Mr. Barrenechea. “Through our recently unveiled Project Titanium, we have taken a massive step forward in strengthening the OpenText Cloud as a foundation of modern work, digital supply chains, customer experiences and secure computing. OpenText is ready for all economic scenarios, and our outlook for Fiscal 2023 focuses on continued cloud and free cash flow growth.”

“Let me thank our entire team for their amazing efforts to keep one another safe and well while delivering outstanding service to our customers. The team continues to raise their game each quarter amidst a dynamic environment.”
“OpenText delivered an exceptional year,” said Madhu Ranganathan, OpenText EVP, CFO. “Our team delivered a solid Fiscal 2022 with adjusted EBITDA of $1.3 billion and strong free cash flows of $889 million. With approximately $1.7 billion in cash as of June 30, 2022 and a net leverage ratio of 2.0x, our balance sheet and liquidity position remain strong. Our strategic investments in product innovation and go-to-market initiatives continue to position us well to win in the cloud.”

(1) Enterprise cloud bookings is defined as the total value from cloud services and subscription contracts, entered into in the fiscal year that are new, committed and incremental to our existing contracts, excluding the impact of Carbonite and Zix.
(2) Please see Note 2 “Use of Non-GAAP Financial Measures” to the consolidated financial statements below.

Financial Highlights for Fiscal 2022 and Q4 with Year Over Year Comparisons

Summary of Annual Results
(In millions, except per share data)	FY'22	FY'21	$ Change	% Change	FY'22 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$1,535.0	$1,407.4	$127.6	9.1%	$1,544.7	9.8%
Customer support	1,331.0	1,334.1	($3.1)	(0.2)%	1,347.3	1.0%
Total annual recurring revenues**	$2,866.0	$2,741.5	$124.5	4.5%	$2,892.0	5.5%
License	358.4	384.7	($26.4)	(6.9)%	367.0	(4.6)%
Professional service and other	269.5	259.9	$9.6	3.7%	274.3	5.5%
Total revenues	$3,493.8	$3,386.1	$107.7	3.2%	$3,533.3	4.3%
GAAP-based operating income	$644.8	$740.9	($96.1)	(13.0)%	N/A	N/A
Non-GAAP-based operating income (1)	$1,176.9	$1,230.0	($53.0)	(4.3)%	$1,199.9	(2.4)%
GAAP-based net income attributable to OpenText	$397.1	$310.7	$86.4	27.8%	N/A	N/A
GAAP-based EPS, diluted	$1.46	$1.14	$0.32	28.1%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$3.22	$3.39	($0.17)	(5.0)%	$3.35	(1.2)%
Adjusted EBITDA (1)	$1,265.0	$1,315.0	($50.0)	(3.8)%	$1,288.1	(2.1)%
Operating cash flows	$981.8	$876.1	$105.7	12.1%	N/A	N/A
Free cash flows (1)	$888.7	$812.4	$76.3	9.4%	N/A	N/A

Summary of Quarterly Results
(In millions, except per share data)	Q4 FY'22	Q4 FY'21	$ Change	% Change	Q4 FY'22 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$411.6	$360.2	$51.4	14.3%	$420.0	16.6%
Customer support	328.3	334.3	($5.9)	(1.8)%	342.3	2.4%
Total annual recurring revenues**	$739.9	$694.4	$45.5	6.6%	$762.2	9.8%
License	94.7	132.5	($37.9)	(28.6)%	101.3	(23.6)%
Professional service and other	67.8	66.6	$1.3	1.9%	71.9	7.9%
Total revenues	$902.5	$893.5	$8.9	1.0%	$935.4	4.7%
GAAP-based operating income	$137.6	$171.7	($34.1)	(19.9)%	N/A	N/A
Non-GAAP-based operating income (1)	$291.0	$293.9	($2.9)	(1.0)%	$303.9	3.4%
GAAP-based net income attributable to OpenText	$102.2	$181.3	($79.1)	(43.6)%	N/A	N/A
GAAP-based EPS, diluted	$0.38	$0.66	($0.28)	(42.4)%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$0.80	$0.80	$—	—%	$0.89	11.3%
Adjusted EBITDA (1)	$313.6	$314.8	($1.2)	(0.4)%	$326.7	3.8%
Operating cash flows	$251.9	$296.2	($44.2)	(14.9)%	N/A	N/A
Free cash flows (1)	$213.8	$268.8	($55.0)	(20.5)%	N/A	N/A

(1) Please see Note 2 “Use of Non-GAAP Financial Measures” to the consolidated financial statements below.
(2) Please also see Note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Note: Individual line items in tables may be adjusted by non-material amounts to enable totals to align to published financial statements.
*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.
**Annual recurring revenue is defined as the sum of Cloud services and subscriptions revenue and Customer support revenue.

Dividend and Share Repurchases
As part of our quarterly, non-cumulative cash dividend program, the Board declared on August 3, 2022, a cash dividend increase of 10% to $0.24299 per common share. The record date for this dividend is September 2, 2022 and the payment date is September 23, 2022. OpenText believes strongly in returning value to its shareholders and intends to maintain its dividend program. Any future declarations of dividends and the establishment of future record and payment dates are all subject to the final determination and discretion of the Board of Directors.
Quarterly Business Highlights
•Key customer wins in the quarter include: Carl Zeiss AG, Citgo Petroleum Corporation, Close Brothers, Evermark, Hydro Quebec, Legal Aid Western Australia, MUFG Bank, One World Apparel, Phillips Lytle, Region Skane, Salt River Project, Sysmex
•OpenText accelerates cloud investments with Project Titanium
•OpenText powers the Information Advantage with Cloud Editions 22.2
•OpenText extends reach of its Information Management solutions in DACH region through partnership with Scheer Group
•OpenText showcases Business-to-Anything integration at Gartner® Supply Chain Symposium/Xpo 2022
•OpenText unveils new threat intelligence technology and other security advancements at RSA Conference
•OpenText partners with Girl Scouts to help members become cyber resilient
•OpenText World EMEA 2022 showcases innovations enabling the Information Advantage

Summary of Annual Results
	FY'22	FY'21	% Change
Revenue (millions)	$3,493.8	$3,386.1	3.2%
GAAP-based gross margin	69.6%	69.4%	15	bps
Non-GAAP-based gross margin (1)	75.6%	76.1%	(54)	bps
GAAP-based EPS, diluted	$1.46	$1.14	28.1%
Non-GAAP-based EPS, diluted (1)(2)	$3.22	$3.39	(5.0)%

Summary of Quarterly Results
	Q4 FY'22	Q3 FY'22	Q4 FY'21	% Change (Q4 FY'22 vs Q3 FY'22)		% Change (Q4 FY'22 vs Q4 FY'21)
Revenue (millions)	$902.5	$882.3	$893.5	2.3%		1.0%
GAAP-based gross margin	70.2%	68.9%	69.6%	130	bps	60	bps
Non-GAAP-based gross margin (1)	75.9%	74.5%	75.8%	140	bps	10	bps
GAAP-based EPS, diluted	$0.38	$0.28	$0.66	35.7%		(42.4)%
Non-GAAP-based EPS, diluted (1)(2)	$0.80	$0.70	$0.80	14.3%		—%

(1) Please see Note 2 “Use of Non-GAAP Financial Measures” to the consolidated financial statements below.
(2) Please also see Note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Conference Call Information

OpenText posted our quarterly shareholder letter and investor presentation on its Investor Relations website at http://investors.opentext.com and invites the public to listen to the earnings conference call today at 5:00 p.m. ET (2:00 p.m. PT) by dialing 1-800-319-4610 (toll-free) or +1-604-638-5340 (international). Please dial-in 10 minutes ahead of time to ensure proper connection. Alternatively, a live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at http://investors.opentext.com/investor-events-and-presentations.

A replay of the call will be available beginning August 4, 2022 at 7:00 p.m. ET through 11:59 p.m. on August 18, 2022 and can be accessed by dialing 1-855-669-9658 (toll-free) or +1-604-674-8052 (international) and using passcode 9157 followed by the number sign.

Please see below note (2) for a reconciliation of U.S. GAAP-based financial measures used in this press release to Non-GAAP-based financial measures.

About OpenText

OpenText, The Information Company™, enables organizations to gain insight through market leading information management solutions, powered by OpenText Cloud Editions. For more information about OpenText (NASDAQ: OTEX, TSX: OTEX) visit opentext.com.
Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release, including statements about the focus of Open Text Corporation (“OpenText” or “the Company”) in our fiscal year ending June 30, 2023 (Fiscal 2023) on growth, future cloud growth and market share gains, future organic growth initiatives and deployment of capital, intention to maintain a dividend program, potential share repurchases pursuant to its share repurchase plans, future tax rates, new platform and product offerings and associated benefits to customers, scaling OpenText, and other matters, which may contain words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may”, “could”, “would”, “might”, “will” and variations of these words or similar expressions are considered forward-looking statements or information under applicable securities laws. In addition, any information or statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Such forward-looking statements involve known and unknown risks and uncertainties such as those relating to the duration and severity of the COVID-19 pandemic, including any new strains or resurgences, as well as our ability to develop, protect and maintain our intellectual property and proprietary technology and to operate without infringing on the proprietary rights of others. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:
Harry E. Blount
Senior Vice President, Global Head of Investor Relations
Open Text Corporation
415-963-0825
investors@opentext.com

Copyright ©2022 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: http://www.opentext.com/who-we-are/copyright-information.

OPEN TEXT CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	June 30, 2022	June 30, 2021
ASSETS
Cash and cash equivalents	$1,693,741	$1,607,306
Accounts receivable trade, net of allowance for credit losses of $16,473 as of June 30, 2022 and $22,151 as of June 30, 2021	426,652	438,547
Contract assets	26,167	25,344
Income taxes recoverable	18,255	32,312
Prepaid expenses and other current assets	120,552	98,551
Total current assets	2,285,367	2,202,060
Property and equipment	244,709	233,595
Operating lease right of use assets	198,132	234,532
Long-term contract assets	19,719	19,222
Goodwill	5,244,653	4,691,673
Acquired intangible assets	1,075,208	1,187,260
Deferred tax assets	810,154	796,738
Other assets	256,987	208,894
Long-term income taxes recoverable	44,044	35,362
Total assets	$10,178,973	$9,609,336
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$448,607	$423,592
Current portion of long-term debt	10,000	10,000
Operating lease liabilities	56,380	58,315
Deferred revenues	902,202	852,629
Income taxes payable	51,069	17,368
Total current liabilities	1,468,258	1,361,904
Long-term liabilities:
Accrued liabilities	18,208	28,830
Pension liability	60,951	74,511
Long-term debt	4,209,567	3,578,859
Long-term operating lease liabilities	198,695	224,453
Long-term deferred revenues	91,144	98,989
Long-term income taxes payable	34,003	34,113
Deferred tax liabilities	65,887	108,224
Total long-term liabilities	4,678,455	4,147,979
Shareholders' equity:
Share capital and additional paid-in capital
269,522,639 and 271,540,755 Common Shares issued and outstanding at June 30, 2022 and June 30, 2021, respectively; authorized Common Shares: unlimited	2,038,674	1,947,764
Accumulated other comprehensive income (loss)	(7,659)	66,238
Retained earnings	2,160,069	2,153,326
Treasury stock, at cost (3,706,420 and 1,567,664 shares at June 30, 2022 and June 30, 2021, respectively)	(159,966)	(69,386)
Total OpenText shareholders' equity	4,031,118	4,097,942
Non-controlling interests	1,142	1,511
Total shareholders' equity	4,032,260	4,099,453
Total liabilities and shareholders' equity	$10,178,973	$9,609,336

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended June 30,
	2022	2021
Revenues:
Cloud services and subscriptions	$411,595	$360,160
Customer support	328,339	334,256
License	94,688	132,541
Professional service and other	67,832	66,570
Total revenues	902,454	893,527
Cost of revenues:
Cloud services and subscriptions	133,785	127,583
Customer support	30,571	32,938
License	2,595	4,315
Professional service and other	55,436	53,662
Amortization of acquired technology-based intangible assets	46,274	53,215
Total cost of revenues	268,661	271,713
Gross profit	633,793	621,814
Operating expenses:
Research and development	118,931	117,235
Sales and marketing	185,985	183,237
General and administrative	85,958	73,019
Depreciation	22,706	21,021
Amortization of acquired customer-based intangible assets	56,341	52,469
Special charges (recoveries)	26,281	3,152
Total operating expenses	496,202	450,133
Income from operations	137,591	171,681
Other income (expense), net	(19)	45,017
Interest and other related expense, net	(40,342)	(37,550)
Income before income taxes	97,230	179,148
Provision for income taxes	(5,005)	(2,215)
Net income for the period	$102,235	$181,363
Net (income) loss attributable to non-controlling interests	(39)	(80)
Net income attributable to OpenText	$102,196	$181,283
Earnings per share—basic attributable to OpenText	$0.38	$0.66
Earnings per share—diluted attributable to OpenText	$0.38	$0.66
Weighted average number of Common Shares outstanding—basic (in '000's)	270,152	272,892
Weighted average number of Common Shares outstanding—diluted (in '000's)	270,394	273,981

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)

	Year Ended June 30,
	2022	2021	2020
Revenues:
Cloud services and subscriptions	$1,535,017	$1,407,445	$1,157,686
Customer support	1,330,965	1,334,062	1,275,586
License	358,351	384,711	402,851
Professional service and other	269,511	259,897	273,613
Total revenues	3,493,844	3,386,115	3,109,736
Cost of revenues:
Cloud services and subscriptions	511,713	481,818	449,940
Customer support	121,485	122,753	123,894
License	13,501	13,916	11,321
Professional service and other	216,895	197,183	212,903
Amortization of acquired technology-based intangible assets	198,607	218,796	205,717
Total cost of revenues	1,062,201	1,034,466	1,003,775
Gross profit	2,431,643	2,351,649	2,105,961
Operating expenses:
Research and development	440,448	421,447	370,411
Sales and marketing	677,118	622,221	585,044
General and administrative	317,085	263,521	237,532
Depreciation	88,241	85,265	89,458
Amortization of acquired customer-based intangible assets	217,105	216,544	219,559
Special charges (recoveries)	46,873	1,748	100,428
Total operating expenses	1,786,870	1,610,746	1,602,432
Income from operations	644,773	740,903	503,529
Other income (expense), net	29,118	61,434	(11,946)
Interest and other related expense, net	(157,880)	(151,567)	(146,378)
Income before income taxes	516,011	650,770	345,205
Provision for (recovery of) income taxes	118,752	339,906	110,837
Net income	$397,259	$310,864	$234,368
Net loss attributable to non-controlling interests	(169)	(192)	(143)
Net income attributable to OpenText	$397,090	$310,672	$234,225
Earnings per share—basic attributable to OpenText	$1.46	$1.14	$0.86
Earnings per share—diluted attributable to OpenText	$1.46	$1.14	$0.86
Weighted average number of Common Shares outstanding—basic (in '000's)	271,271	272,533	270,847
Weighted average number of Common Shares outstanding—diluted (in '000's)	271,909	273,479	271,817

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)

	Year Ended June 30,
	2022	2021	2020
Net income	$397,259	$310,864	$234,368
Other comprehensive income (loss)—net of tax:
Net foreign currency translation adjustments	(78,724)	42,440	(7,784)
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss) - net of tax expense (recovery) effect of ($671), $1,532, and ($599) for the year ended June 30, 2022, 2021 and 2020, respectively	(1,859)	4,246	(1,662)
(Gain) loss reclassified into net income - net of tax (expense) recovery effect of $134, ($1,182) and $355 for the year ended June 30, 2022, 2021 and 2020, respectively	373	(3,280)	985
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain (loss) - net of tax expense (recovery) effect of $1,866, $990 and $1,219 for the year ended June 30, 2022, 2021 and 2020, respectively	5,595	3,987	1,245
Amortization of actuarial (gain) loss into net income - net of tax (expense) recovery effect of $290, $379 and $520 for the year ended June 30, 2022, 2021 and 2020, respectively	718	1,020	917
Total other comprehensive income (loss) net	(73,897)	48,413	(6,299)
Total comprehensive income	323,362	359,277	228,069
Comprehensive (income) loss attributable to non-controlling interests	(169)	(192)	(143)
Total comprehensive income attributable to OpenText	$323,193	$359,085	$227,926

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)

	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2019	269,834	$1,774,214	(803)	$(28,766)	$2,113,883	$24,124	$1,215	$3,884,670
Issuance of Common Shares
Under employee stock option plans	1,530	41,282	—	—	—	—	—	41,282
Under employee stock purchase plans	499	17,757	—	—	—	—	—	17,757
Share-based compensation	—	29,532	—	—	—	—	—	29,532
Purchase of treasury stock	—	—	(300)	(12,424)	—	—	—	(12,424)
Issuance of treasury stock	—	(11,008)	481	17,582	—	—	—	6,574
Dividends declared ($0.6984 per Common Share)	—	—	—	—	(188,712)	—	—	(188,712)
Other comprehensive income - net	—	—	—	—	—	(6,299)	—	(6,299)
Non-controlling interest	—	—	—	—	—	—	(39)	(39)
Net income	—	—	—	—	234,225	—	143	234,368
Balance as of June 30, 2020	271,863	$1,851,777	(622)	$(23,608)	$2,159,396	$17,825	$1,319	$4,006,709
Adoption of ASU 2016-13 - cumulative effect	—	$—	—	$—	$(2,450)	$—	$—	$(2,450)
Issuance of Common Shares
Under employee stock option plans	1,605	49,565	—	—	—	—	—	49,565
Under employee stock purchase plans	573	22,307	193	6,690	—	—	—	28,997
Share-based compensation	—	51,969	—	—	—	—	—	51,969
Purchase of treasury stock	—	—	(1,455)	(64,847)	—	—	—	(64,847)
Issuance of treasury stock	—	(12,379)	316	12,379	—	—	—	—
Common Shares repurchased	(2,500)	(15,475)	—	—	(103,630)	—	—	(119,105)
Dividends declared ($0.7770 per Common Share)	—	—	—	—	(210,662)	—	—	(210,662)
Non-controlling interest	—	—	—	—	—	—	—	—
Other comprehensive income - net	—	—	—	—	—	48,413	—	48,413
Net income	—	—	—	—	310,672	—	192	310,864
Balance as of June 30, 2021	271,541	$1,947,764	(1,568)	$(69,386)	$2,153,326	$66,238	$1,511	$4,099,453
Issuance of Common Shares
Under employee stock option plans	950	32,714	—	—	—	—	—	32,714
Under employee stock purchase plans	842	33,806	—	—	—	—	—	33,806
Share-based compensation	—	69,556	—	—	—	—	—	69,556
Purchase of treasury stock	—	—	(2,630)	(111,593)	—	—	—	(111,593)
Issuance of treasury stock	—	(21,013)	492	21,013	—	—	—	—
Common Shares repurchased	(3,810)	(24,295)	—	—	(152,692)	—	—	(176,987)
Dividends declared ($0.8836 per Common Share)	—	—	—	—	(237,655)	—	—	(237,655)
Non-controlling interest	—	—	—	—	—	—	—	—
Other comprehensive income (loss) - net	—	—	—	—	—	(73,897)	—	(73,897)
Distribution to non-controlling interest	—	142	—	—	—	—	(538)	(396)
Net income	—	—	—	—	397,090	—	169	397,259
Balance as of June 30, 2022	269,523	$2,038,674	(3,706)	$(159,966)	$2,160,069	$(7,659)	$1,142	$4,032,260

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income for the period	$102,235	$181,363
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	125,321	126,705
Share-based compensation expense	24,464	13,350
Pension expense	1,723	1,946
Amortization of debt issuance costs	1,486	1,153
Write off of right of use assets	17,707	—
Loss on sale and write down of property and equipment	198	792
Deferred taxes	(79,420)	(7,805)
Share in net (income) loss of equity investees	401	(42,877)
Changes in operating assets and liabilities:
Accounts receivable	13,413	(26,118)
Contract assets	(10,758)	(10,298)
Prepaid expenses and other current assets	1,768	40,261
Income taxes	45,824	(23,169)
Accounts payable and accrued liabilities	41,561	53,415
Deferred revenue	(30,878)	(23,305)
Other assets	771	11,149
Operating lease assets and liabilities, net	(3,876)	(373)
Net cash provided by operating activities	251,940	296,189
Cash flows from investing activities:
Additions of property and equipment	(38,172)	(27,408)
Purchase of Bricata Inc.	174	—
Purchase of Dynamic Solutions Group Inc.	—	(600)
Other investing activities	—	(2,550)
Net cash used in investing activities	(37,998)	(30,558)
Cash flows from financing activities:
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	10,738	34,287
Repayment of long-term debt and Revolver	(2,500)	(2,500)
Debt issuance costs	—	—
Repurchase of Common Shares	(40,869)	(119,105)
Purchase of treasury stock	(35,933)	—
Payments of dividends to shareholders	(59,042)	(54,374)
Net cash provided by (used in) financing activities	(127,606)	(141,692)
Foreign exchange gain (loss) on cash held in foreign currencies	(26,276)	7,181
Increase (decrease) in cash, cash equivalents and restricted cash during the period	60,060	131,120
Cash, cash equivalents and restricted cash at beginning of the period	1,635,851	1,478,680
Cash, cash equivalents and restricted cash at end of the period	$1,695,911	$1,609,800

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)

Reconciliation of cash, cash equivalents and restricted cash:	June 30, 2022	June 30, 2021
Cash and cash equivalents	$1,693,741	$1,607,306
Restricted cash (1)	2,170	2,494
Total cash, cash equivalents and restricted cash	$1,695,911	$1,609,800

(1) Restricted cash is classified under the Prepaid expenses and other current assets and Other assets line items on the Consolidated Balance Sheets.

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)

	Year Ended June 30,
	2022	2021	2020
Cash flows from operating activities:
Net income for the period	$397,259	$310,864	$234,368
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	503,953	520,605	514,734
Share-based compensation expense	69,556	51,969	29,532
Pension expense	6,606	6,616	5,802
Amortization of debt issuance costs	5,422	4,548	4,633
Write off of right of use assets	17,707	—	36,864
Loss on extinguishment of debt	27,413	—	17,854
Loss on sale and write down of property and equipment	294	2,771	9,714
Deferred taxes	(36,088)	73,039	51,388
Share in net (income) loss of equity investees	(58,702)	(62,897)	(8,700)
Changes in operating assets and liabilities:
Accounts receivable	81,841	60,954	84,499
Contract assets	(37,966)	(39,333)	(40,301)
Prepaid expenses and other current assets	(13,954)	37,733	(6,897)
Income taxes	34,589	(140,763)	(35,086)
Accounts payable and accrued liabilities	(24,177)	26,088	30,613
Deferred revenue	(5,236)	39,295	25,306
Other assets	17,297	11,914	1,127
Operating lease assets and liabilities, net	(4,004)	(27,283)	(914)
Net cash provided by operating activities	981,810	876,120	954,536
Cash flows from investing activities:
Additions of property and equipment	(93,109)	(63,675)	(72,709)
Purchase of Zix Corporation, net of cash acquired	(856,175)	—	—
Purchase of Bricata Inc.	(17,753)	—	—
Purchase of XMedius	—	444	(73,335)
Purchase of Carbonite, Inc., net of cash and restricted cash acquired	—	—	(1,305,097)
Purchase of Dynamic Solutions Group Inc.	—	(971)	(4,149)
Other investing activities	(3,922)	(4,568)	(14,127)
Net cash used in investing activities	(970,959)	(68,770)	(1,469,417)
Cash flows from financing activities:
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	67,215	80,067	66,600
Proceeds from long-term debt and Revolver	1,500,000	—	3,150,000
Repayment of long-term debt and Revolver	(860,000)	(610,000)	(1,713,631)
Debt extinguishment costs	(24,969)	—	(11,248)
Debt issuance costs	(17,159)	—	(21,806)
Repurchase of Common Shares	(176,987)	(119,105)	—
Purchase of treasury stock	(111,593)	(64,847)	(12,424)
Distribution to non-controlling interest	(396)	—	—
Payments of dividends to shareholders	(237,655)	(210,662)	(188,712)
Net cash provided by (used in) financing activities	138,456	(924,547)	1,268,779
Foreign exchange gain (loss) on cash held in foreign currencies	(63,196)	29,734	(178)
Increase (decrease) in cash, cash equivalents and restricted cash during the period	86,111	(87,463)	753,720
Cash, cash equivalents and restricted cash at beginning of the period	1,609,800	1,697,263	943,543
Cash, cash equivalents and restricted cash at end of the period	$1,695,911	$1,609,800	$1,697,263

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

Reconciliation of cash, cash equivalents and restricted cash:	June 30, 2022	June 30, 2021	June 30, 2020
Cash and cash equivalents	$1,693,741	$1,607,306	$1,692,850
Restricted cash (1)	2,170	2,494	4,413
Total cash, cash equivalents and restricted cash	$1,695,911	$1,609,800	$1,697,263

(1) Restricted cash is classified under the Prepaid expenses and other current assets and Other assets line items on the Consolidated Balance Sheets.

Notes
(1)    All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.
(2)    Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP). These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its consolidated financial statements, all of which should be considered when evaluating the Company's results.
The Company uses these Non-GAAP financial measures to supplement the information provided in its consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures is not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS, attributable to OpenText, are consistently calculated as GAAP-based net income or earnings per share, attributable to OpenText, on a diluted basis, excluding the effects of the amortization of acquired intangible assets, other income (expense), share-based compensation, and special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as GAAP-based income from operations, excluding the amortization of acquired intangible assets, special charges (recoveries), and share-based compensation expense.
Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) is consistently calculated as GAAP-based net income, attributable to OpenText, excluding interest income (expense), provision for income taxes, depreciation and amortization of acquired intangible assets, other income (expense), share-based compensation and special charges (recoveries). Adjusted EBITDA margin is calculated as adjusted EBITDA expressed as a percentage of total revenue.
The Company's management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company's management. These items are excluded based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports and are not excluded in the sense that they may be used under U.S. GAAP.
The Company does not acquire businesses on a predictable cycle, and therefore believes that the presentation of Non-GAAP measures, which in certain cases adjust for the impact of amortization of intangible assets and the related tax effects that are primarily related to acquisitions, will provide readers of financial statements with a more consistent basis for comparison across accounting periods and be more useful in helping readers understand the Company’s operating results and underlying operational trends. Additionally, the Company has engaged in various restructuring activities over the past several years, primarily due to acquisitions and most recently in response to our return to office planning, that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs, all which are recorded under the Company’s “Special charges (recoveries)” caption on the Consolidated Statements of Income. Each restructuring activity is a discrete event based on a unique set of business objectives or circumstances, and each differs in terms of its operational implementation, business impact and scope, and the size of each restructuring plan can vary significantly from period to period. Therefore, the Company believes that the exclusion of these special charges (recoveries) will also better aid readers of financial statements in the understanding and comparability of the Company's operating results and underlying operational trends.
In summary, the Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results.
The following charts provide unaudited reconciliations of U.S. GAAP-based financial measures to Non-GAAP-based financial measures for the following periods presented.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended June 30, 2022 (In thousands, except for per share data)
	Three Months Ended June 30, 2022
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$133,785		$(2,213)	(1)	$131,572
Customer support	30,571		(768)	(1)	29,803
Professional service and other	55,436		(1,465)	(1)	53,971
Amortization of acquired technology-based intangible assets	46,274		(46,274)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	633,793	70.2%	50,720	(3)	684,513	75.9%
Operating expenses
Research and development	118,931		(7,186)	(1)	111,745
Sales and marketing	185,985		(7,251)	(1)	178,734
General and administrative	85,958		(5,582)	(1)	80,376
Amortization of acquired customer-based intangible assets	56,341		(56,341)	(2)	—
Special charges (recoveries)	26,281		(26,281)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	137,591		153,361	(5)	290,952
Other income (expense), net	(19)		19	(6)	—
Provision for income taxes	(5,005)		40,090	(7)	35,085
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	102,196		113,290	(8)	215,486
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.38		$0.42	(8)	$0.80

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 5% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended June 30, 2022
		Per share diluted
GAAP-based net income, attributable to OpenText	$102,196	$0.38
Add:
Amortization	102,615	0.38
Share-based compensation	24,465	0.09
Special charges (recoveries)	26,281	0.10
Other (income) expense, net	19	—
GAAP-based provision for income taxes	(5,005)	(0.02)
Non-GAAP-based provision for income taxes	(35,085)	(0.13)
Non-GAAP-based net income, attributable to OpenText	$215,486	$0.80
Reconciliation of Adjusted EBITDA

Three Months Ended June 30, 2022
GAAP-based net income, attributable to OpenText	$102,196
Add:
Provision for income taxes	(5,005)
Interest and other related expense, net	40,342
Amortization of acquired technology-based intangible assets	46,274
Amortization of acquired customer-based intangible assets	56,341
Depreciation	22,706
Share-based compensation	24,464
Special charges (recoveries)	26,281
Other (income) expense, net	19
Adjusted EBITDA	$313,618

GAAP-based net income margin	11.3%
Adjusted EBITDA margin	34.8%
Reconciliation of Free cash flows

Three Months Ended June 30, 2022
GAAP-based cash flows provided by operating activities	$251,940
Add:
Capital expenditures (1)	(38,172)
Free cash flows	$213,768

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the year ended June 30, 2022 (In thousands, except for per share data)
	Year Ended June 30, 2022
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$511,713		$(5,285)	(1)	$506,428
Customer support	121,485		(2,399)	(1)	119,086
Professional service and other	216,895		(3,740)	(1)	213,155
Amortization of acquired technology-based intangible assets	198,607		(198,607)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	2,431,643	69.6%	210,031	(3)	2,641,674	75.6%
Operating expenses
Research and development	440,448		(17,122)	(1)	423,326
Sales and marketing	677,118		(22,628)	(1)	654,490
General and administrative	317,085		(18,382)	(1)	298,703
Amortization of acquired customer-based intangible assets	217,105		(217,105)	(2)	—
Special charges (recoveries)	46,873		(46,873)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	644,773		532,141	(5)	1,176,914
Other income (expense), net	29,118		(29,118)	(6)	—
Provision for income taxes	118,752		23,913	(7)	142,665
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	397,090		479,110	(8)	876,200
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$1.46		$1.76	(8)	$3.22

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 23% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Year Ended June 30, 2022
		Per share diluted
GAAP-based net income, attributable to OpenText	$397,090	$1.46
Add:
Amortization	415,712	1.52
Share-based compensation	69,556	0.26
Special charges (recoveries)	46,873	0.17
Other (income) expense, net	(29,118)	(0.11)
GAAP-based provision for income taxes	118,752	0.44
Non-GAAP-based provision for income taxes	(142,665)	(0.52)
Non-GAAP-based net income, attributable to OpenText	$876,200	$3.22
Reconciliation of Adjusted EBITDA

Year Ended June 30, 2022
GAAP-based net income, attributable to OpenText	$397,090
Add:
Provision for income taxes	118,752
Interest and other related expense, net	157,880
Amortization of acquired technology-based intangible assets	198,607
Amortization of acquired customer-based intangible assets	217,105
Depreciation	88,241
Share-based compensation	69,556
Special charges (recoveries)	46,873
Other (income) expense, net	(29,118)
Adjusted EBITDA	$1,264,986

GAAP-based net income margin	11.4%
Adjusted EBITDA margin	36.2%
Reconciliation of Free cash flows

Year Ended June 30, 2022
GAAP-based cash flows provided by operating activities	$981,810
Add:
Capital expenditures (1)	(93,109)
Free cash flows	$888,701

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended March 31, 2022 (In thousands, except for per share data)
	Three Months Ended March 31, 2022
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$136,020		$(1,268)	(1)	$134,752
Customer support	31,763		(501)	(1)	31,262
Professional service and other	56,693		(907)	(1)	55,786
Amortization of acquired technology-based intangible assets	46,564		(46,564)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	608,047	68.9%	49,240	(3)	657,287	74.5%
Operating expenses
Research and development	117,730		(4,350)	(1)	113,380
Sales and marketing	180,955		(5,761)	(1)	175,194
General and administrative	88,137		(3,961)	(1)	84,176
Amortization of acquired customer-based intangible assets	56,215		(56,215)	(2)	—
Special charges (recoveries)	11,031		(11,031)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	131,609		130,558	(5)	262,167
Other income (expense), net	24,392		(24,392)	(6)	—
Provision for income taxes	41,041		(9,971)	(7)	31,070
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	74,681		116,137	(8)	190,818
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.28		$0.42	(8)	$0.70

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 35% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-

based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended March 31, 2022
		Per share diluted
GAAP-based net income, attributable to OpenText	$74,681	$0.28
Add:
Amortization	102,779	0.38
Share-based compensation	16,748	0.06
Special charges (recoveries)	11,031	0.04
Other (income) expense, net	(24,392)	(0.09)
GAAP-based provision for income taxes	41,041	0.15
Non-GAAP-based provision for income taxes	(31,070)	(0.12)
Non-GAAP-based net income, attributable to OpenText	$190,818	$0.70
Reconciliation of Adjusted EBITDA

Three Months Ended March 31, 2022
GAAP-based net income, attributable to OpenText	$74,681
Add:
Provision for income taxes	41,041
Interest and other related expense, net	40,238
Amortization of acquired technology-based intangible assets	46,564
Amortization of acquired customer-based intangible assets	56,215
Depreciation	22,370
Share-based compensation	16,748
Special charges (recoveries)	11,031
Other (income) expense, net	(24,392)
Adjusted EBITDA	$284,496

GAAP-based net income margin	8.5%
Adjusted EBITDA margin	32.2%
Reconciliation of Free cash flows

Three Months Ended March 31, 2022
GAAP-based cash flows provided by operating activities	$323,557
Add:
Capital expenditures (1)	(17,590)
Free cash flows	$305,967

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended June 30, 2021 (In thousands, except for per share data)
	Three Months Ended June 30, 2021
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$127,583		$(935)	(1)	$126,648
Customer support	32,938		(505)	(1)	32,433
Professional service and other	53,662		(698)	(1)	52,964
Amortization of acquired technology-based intangible assets	53,215		(53,215)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	621,814	69.6%	55,353	(3)	677,167	75.8%
Operating expenses
Research and development	117,235		(2,664)	(1)	114,571
Sales and marketing	183,237		(4,718)	(1)	178,519
General and administrative	73,019		(3,830)	(1)	69,189
Amortization of acquired customer-based intangible assets	52,469		(52,469)	(2)	—
Special charges (recoveries)	3,152		(3,152)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	171,681		122,186	(5)	293,867
Other income (expense), net	45,017		(45,017)	(6)	—
Provision for income taxes	(2,215)		38,099	(7)	35,884
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	181,283		39,070	(8)	220,353
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.66		$0.14	(8)	$0.80

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 1% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-

based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended June 30, 2021
		Per share diluted
GAAP-based net income, attributable to OpenText	$181,283	$0.66
Add:
Amortization	105,684	0.39
Share-based compensation	13,350	0.05
Special charges (recoveries)	3,152	0.01
Other (income) expense, net	(45,017)	(0.16)
GAAP-based provision for income taxes	(2,215)	(0.02)
Non-GAAP-based provision for income taxes	(35,884)	(0.13)
Non-GAAP-based net income, attributable to OpenText	$220,353	$0.80

Reconciliation of Adjusted EBITDA

Three Months Ended June 30, 2021
GAAP-based net income, attributable to OpenText	$181,283
Add:
Provision for income taxes	(2,215)
Interest and other related expense, net	37,550
Amortization of acquired technology-based intangible assets	53,215
Amortization of acquired customer-based intangible assets	52,469
Depreciation	21,021
Share-based compensation	13,350
Special charges (recoveries)	3,152
Other (income) expense, net	(45,017)
Adjusted EBITDA	$314,808

GAAP-based net income margin	20.3%
Adjusted EBITDA margin	35.2%
Reconciliation of Free cash flows

Three Months Ended June 30, 2021
GAAP-based cash flows provided by operating activities	$296,189
Add:
Capital expenditures (1)	(27,408)
Free cash flows	$268,781

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the year ended June 30, 2021 (In thousands, except for per share data)
	Year Ended June 30, 2021
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$481,818		$(3,419)	(1)	$478,399
Customer support	122,753		(1,910)	(1)	120,843
Professional service and other	197,183		(2,565)	(1)	194,618
Amortization of acquired technology-based intangible assets	218,796		(218,796)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	2,351,649	69.4%	226,690	(3)	2,578,339	76.1%
Operating expenses
Research and development	421,447		(9,859)	(1)	411,588
Sales and marketing	622,221		(18,312)	(1)	603,909
General and administrative	263,521		(15,904)	(1)	247,617
Amortization of acquired customer-based intangible assets	216,544		(216,544)	(2)	—
Special charges (recoveries)	1,748		(1,748)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	740,903		489,057	(5)	1,229,960
Other income (expense), net	61,434		(61,434)	(6)	—
Provision for income taxes	339,906		(188,931)	(7)	150,975
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	310,672		616,554	(8)	927,226
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$1.14		$2.25	(8)	$3.39

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 52% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-

based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense. The GAAP-based tax provision rate for the year ended June 30, 2021 includes an income tax provision charge from IRS settlements partially offset by a tax benefit from the release of unrecognized tax benefits due to the conclusion of relevant tax audits that was recognized during the second quarter of Fiscal 2021.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Year Ended June 30, 2021
		Per share diluted
GAAP-based net income, attributable to OpenText	$310,672	$1.14
Add:
Amortization	435,340	1.59
Share-based compensation	51,969	0.19
Special charges (recoveries)	1,748	0.01
Other (income) expense, net	(61,434)	(0.22)
GAAP-based provision for income taxes	339,906	1.23
Non-GAAP-based provision for income taxes	(150,975)	(0.55)
Non-GAAP-based net income, attributable to OpenText	$927,226	$3.39
Reconciliation of Adjusted EBITDA

Year Ended June 30, 2021
GAAP-based net income, attributable to OpenText	$310,672
Add:
Provision for income taxes	339,906
Interest and other related expense, net	151,567
Amortization of acquired technology-based intangible assets	218,796
Amortization of acquired customer-based intangible assets	216,544
Depreciation	85,265
Share-based compensation	51,969
Special charges (recoveries)	1,748
Other (income) expense, net	(61,434)
Adjusted EBITDA	$1,315,033

GAAP-based net income margin	9.2%
Adjusted EBITDA margin	38.8%
Reconciliation of Free cash flows

Year Ended June 30, 2021
GAAP-based cash flows provided by operating activities	$876,120
Add:
Capital expenditures (1)	(63,675)
Free cash flows	$812,445

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

(3)    The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the year ended June 30, 2022 and 2021:

	Three Months Ended June 30, 2022		Three Months Ended June 30, 2021
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	22%	12%	24%	14%
GBP	3%	5%	5%	5%
CAD	3%	14%	3%	13%
USD	63%	54%	60%	53%
Other	9%	15%	8%	15%
Total	100%	100%	100%	100%

	Year Ended June 30, 2022		Year Ended June 30, 2021
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	23%	13%	23%	14%
GBP	4%	6%	5%	6%
CAD	3%	14%	3%	9%
USD	62%	53%	61%	55%
Other	8%	14%	8%	16%
Total	100%	100%	100%	100%
(1) Expenses include all cost of revenues and operating expenses included within the Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and special charges (recoveries).